CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2015 with respect to the audited consolidated financial statements of DTS8 Coffee Company, Ltd. for the years ended April 30, 2015 and 2014.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 18, 2015